SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 12, 2004


                      ADVANCED BATTERY TECHNOLOGIES, INC.
            -----------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


        Delaware                   0-13337                22-2497491
 ----------------------------------------------------------------------------
 (State of Incorporation)     (Commission File      (IRS Employer
                              Number)                Identification No.)


               100 Wall Street, 15th Floor, New York, NY 10005
               -----------------------------------------------
                   (Address of principal executive offices)

                               (212) 232-0120
                        -----------------------------
                        Registrant's Telephone Number


                            Buy It Cheap.com, Inc.
                  -----------------------------------------
                 (Former Name, if changed since last report)



Item 5:   Name Change; Reverse Stock Split; Increase in Authorized Shares

     On July 12, 2004 the Registrant filed a Restated Certificate of Incorporation with the Secretary of State of Delaware. The Restated Certificate of Incorporation amended the Certificate of Incorporation thus:

     1. The corporate name of the Registrant was changed from "Buy It Cheap.com, Inc." to "Advanced Battery Technologies, Inc."

     2. The authorized number of shares of capital stock was increased from 20,000,000 common shares and 2,000,000 preferred shares to 60,000,000 common shares and 5,000,000 preferred shares.

     3. There was a reverse split of the outstanding common stock on a 1-for-10 basis, effective at 8:00 P.M. on July 12, 2004. The Registrant will purchase fractional shares resulting from the reverse split on the basis of $3.50 per share.

     Beginning on July 13, 2004, the company's common stock will be listed on the OTC Bulletin Board under the symbol "ABAT."

     As a result of the reverse stock split, on July 13, 2004 there will be approximately 1,984,258 shares of common stock outstanding, the precise number depending on the number of fractional shares that result from the reverse split. There will also be shares of Series D Preferred Stock outstanding, which are convertible into 8,061,130 shares of common stock. The holders of the Series D Preferred Stock are expected to exercise their conversion right in the near future, which will result in a total of 10,045,388 common shares outstanding.

                                   EXHIBITS

3.   Restated Certificate of Incorporation.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BUY IT CHEAP.COM, INC.


Dated: July 12, 2004                    By: /s/John Leo
                                        -----------------------------
                                        John Leo
                                        Chief Financial Officer

                    *       *       *       *       *


                                                            EXHIBIT 1

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            BUY IT CHEAP.COM, INC.

It is hereby certified that:

     1. The present name of the corporation (hereinafter called the "corporation") is Buy It Cheap.com, Inc. The name under which the corporation was originally incorporated is Cellufone Corporation. The date of filing of the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is January 16, 1984.

     2. The certificate of incorporation of the corporation is hereby amended by striking out the title thereof, Article "First" thereof, and Article "Fourth" thereof and by substituting in lieu thereof the new title, new Article "First" and new Article "Fourth," which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled "Restated Certificate of Incorporation of Advanced Battery Technologies, Inc." without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

     5. The certificate of incorporation of the corporation, as amended and restated herein, shall read as follows:


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ADVANCED BATTERY TECHNOLOGIES, INC.

     FIRST: The name of the corporation (hereinafter called the "corporation") is "Advanced Battery Technologies, Inc."

     SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (A) The aggregate number of shares of stock which the corporation shall have the authority to issue is sixty-five million (65,000,000) shares, consisting of sixty million (60,000,000) shares of Common Stock with $.001 par value and five million (5,000,000) shares of Preferred Stock with $.001 par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to '151 of the Delaware General Corporation Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

(B) At 8:00 p.m., New Jersey time, on July 12, 2004 (the "Reverse Split Date"), each share of Common Stock of the corporation issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph B as the "Old Common Stock"), automatically and without any action on the part of the holder thereof will be reclassified and changed into one-tenth (0.1) of a share of Common Stock of the corporation, par value $.001 per share, authorized under Paragraph A of this Article Fourth (referred to in this Paragraph B as the "New Common Stock."), subject to treatment of fractional shares described below. Each holder of a certificate(s) representing outstanding shares of Old Common Stock immediately prior to the Reverse Split Date ("Old Certificate(s)") will be entitled to receive, upon surrender of such Old Certificate(s) to the corporation's transfer agent (the "Agent") for cancellation, a certificate(s) representing one share of New Common Stock for each ten shares of the Old Common Stock represented by such Old Certificate(s) (the "New Certificate(s)"). From and after the Reverse Split Date, Old Certificates shall confer no right upon the holders thereof other than the right to exchange them for the New Certificates, pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the corporation. Rather, the corporation will aggregate all fractions and cause the resulting whole shares to be purchased. Shareholders will receive cash at a rate of Three Dollars and Fifty Cents ($3.50) per share in lieu of any fraction of a share of the New Common Stock that such shareholders would otherwise have received. In the event the Agent determines that a holder of Old Certificate(s) has not tendered all of his Old Certificates to the Agent for exchange, the Agent shall carry forward any fractional share until all Old Certificates of that holder have been presented to the Agent for exchange. From and after the Reverse Split Date the amount of capital represented by each share of the New Common Stock shall be $.001, and the difference between the capital represented by the shares of Old Common Stock and the shares of New Common Stock shall be reclassified as capital surplus, until thereafter reduced or increased in accordance with applicable law."

     FIFTH: The name and the mailing address of the incorporator are as follows:

     Name                          Mailing Address
     ------------------  ---------------------------------------------
     Josephine Jeffers   521 Fifth Avenue, New York, New York 10175

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle any holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnity under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Tenth."

Signed on June 23, 2004

                                        /s/ Zhiguo Fu
                                        ------------------------
                                        Zhiguo Fu, President